UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2010
COVANTA HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-06732	95-6021257

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

40 Lane Road
Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 882-9000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 16, 2010, Covanta Holding Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC as representative and on behalf of the several underwriters named therein (collectively, the “Underwriters”) providing for the offer and sale by the Company of $400 million principal amount of 7.250% Senior Notes due 2020 (the “Notes”).
     The offering of the Notes was registered under the Securities Act of 1933 and is being made pursuant to the Company’s Registration Statement on Form S-3, Reg. No. 333-158409 and the prospectus dated April 3, 2009 included therein, filed by the Company with the Securities and Exchange Commission on April 3, 2009, the preliminary prospectus supplement relating thereto dated November 9, 2010, as supplemented by the supplement dated November 16, 2010, and the final prospectus supplement relating thereto dated November 16, 2010.
     The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with the sale of the Notes and customary contribution provisions in respect of those liabilities. The closing of the offering, which is subject to customary closing conditions, is expected to occur on December 1, 2010.
     The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired — Not Applicable.

(b)	Pro Forma Financial Information — Not Applicable.

(c)	Shell Company Transactions — Not Applicable.

(d)	Exhibits:

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated November 16, 2010 between the Registrant and J.P. Morgan Securities LLC, as representative of the several underwriters.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: November 18, 2010

COVANTA HOLDING CORPORATION (Registrant)
By:	/s/ Timothy J. Simpson
	Name:	Timothy J. Simpson
	Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement, dated November 16, 2010 between the Registrant and J.P. Morgan Securities LLC, as representative of the several underwriters.